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                                                                EXHIBIT 10.18

                             CRITICARE SYSTEMS, INC.
                              CONSULTING AGREEMENT


     This Consulting Agreement is made and entered into this 13th day of February 1998, by and between C.C.R.I. CORPORATION, a Colorado corporation ("Consultant") and CRITICARE SYSTEMS, INC. (the "Company").

     It is agreed as follows:

     1. Consultant Services. Consultant hereby agrees to perform and provide investor relations and development services for the Company. Consultant will perform the Services with the assistance and full participation of Mr. Malcolm McGuire and his associates. The services will include, but not be limited to, the following:

         (a) Preparation of a Corporate Profile, suitable for use with brokers and investors (research, write, design, print and distribute). All content is subject to the Company's approval.

         (b) Design and implement a Plan for both the short and long term promotion of investor interest in the Company.

         (c) Interface with the investment community on behalf of the Company, and publicly promote investor interest in the Company in this setting.

         (d) Assist the Company in preparing press releases, upon request, and introduce the Company to appropriate financial writers and media persons.

         (e) Prepare and distribute FAX pieces designed specifically to promote interest in the Company (utilizing C.C.R.I.'s broker and investor FAX file).

         (f)  Enlist additional quality market makers for the Company's stock.

         (g) Introduce Company personnel to key persons in the investment community and to C.C.R.I.'s network of brokers, financial planners,


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money managers, analysts, and investors. This will include promotional meetings in select cities.

         (h) Include information about the Company in a mailing that will target 10,000 selected appropriate institutions, brokers, investment firms and individual investors.

         (i) Develop a list of key brokers that can be cultivated on behalf of the Company and its stock, and seek to enhance the interest of these brokers in the Company.

         (j) Assist, when requested, in the preparation of presentations to broker and investor groups.

         (k) Work with Company's officers to develop an ongoing in-house program for investor relations.

     2. Payment. Subject to the provisions of this Agreement, the Company shall pay Consultant the following as full compensation for the Services for the term hereof:

         (a) Retainer. The Company shall pay Consultant an initial retainer of $10,000 payable as of the date hereof.

         (b) Expenses. The Company will reimburse Consultants administrative expenses in performing the Services payable in arrears on the 15th day of each month upon Consultant's delivery to the Company of an itemized statement of such expenses for the previous month, payable up to a maximum of $2,500 per month, unless otherwise negotiated between Company and Consultant.

         (c) Stock Warrant. Subject to the provisions of this Agreement and the Company's receipt from Consultant of appropriate investment letter and the filing of such documents as may be necessary to establish all necessary exemptions from the registration requirements of federal or state securities laws the Company hereby grants Consultant warrants to purchase 150,000 shares of the common stock of the Company exercisable at a price of $3.00 per share. The Warrant shall vest in accordance with and be governed by the terms of the Warrant Agreement attached hereto as Appendix A. The Company will cause the shares of Common Stock issuable upon exercise of the Warrants to be registered under the Securities Act of 1933 pursuant to a registration statement. The Company will provide a legal opinion from its legal counsel, that the Company may lawfully issue the warrants. In the event that said warrants have not been registered by May 15, 1998, C.C.R.I. shall be entitled to interim cash compensation equal to the

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spread between the stock price and the warrant option price on all or part of the warrants to which it is legally entitled on that May 15, 1998 date. This right shall continue to be in effect until warrant registration is accomplished. Warrants for which C.C.R.I receives alternate cash compensation shall be returned to CRITICARE SYSTEMS, INC.

     3. Project Expenses. The company shall pay Consultant project expenses for the out of pocket costs of promotional events and materials, such expenses to be approved in advance by the Company and to be payable upon submission by Consultant to the Company of itemized statements accounting for such expenses or at the discretion of the Company upon the Company's receipt of written estimates of such expenses. In certain circumstances the Company will prepay the consultants, airfare or hotel costs directly as agreed to in advance by the parties. Such projects will include but not be limited to the following:

         (a) Corporate Profile. Consultant agrees to produce a full-color four-page promotional brochure (cost covered in initial retainer).

         (b) Promotional Events. The Company agrees to reimburse consultant for reasonable travel meal and lodging expenses incurred in co-hosting with the Company promotional meeting for prospective investors, such meetings to be approved in advance and at the discretion of the Company. The Company also agrees to pay all room rental and catering expense incurred in hosting any such meetings.

         (c) Mailing. Within forty-five (45) days of the date of this Agreement the Consultant shall cause to be mailed certain pre-printed materials (corporate profile) which shall include an attached card returnable to the Consultant, encouraging the recipient to request appropriate materials, created by the Consultant in accordance with Section 3.(a) hereof.

     4. Prior Approval of Published Materials. Consultant shall provide the Company for its review and comment copies of any tangible communications, whether written or recorded on audio video or film media, which Consultant may give to any person in providing the Services. Consultant shall provide such copies to the Company a minimum of two (2) business days prior to Consultant's first proposed use of such materials or more than five (5) business days prior if necessary, to provide the Company the opportunity to make any revisions it deems appropriate and necessary to such materials. Consultant shall not use material in performing the Services which contain any statement which is false or misleading; provided that consultant shall not be responsible for the accuracy or completeness of information furnished to it in writing by the Company.

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     5.  Nondisclosure of Confidential or Insider Information.

         (a) In the course of performance of Consultant's duties Consultant may receive information which is considered material inside information within the meaning and intent of the United States federal securities laws rules and regulations. Consultant will not disclose this information to others, except as expressly authorized by the Company and will not use this information directly or indirectly for the benefit of Consultant or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any of its affiliated companies.

         (b) The provisions of this Section 5 shall survive the termination or expiration of this Agreement.

     6. Scope of Engagement. Consultant shall retain the legal status of an independent contractor. In no event shall Consultant be or be deemed to be an employee or agent of the Company, or to qualify for benefits afforded such persons as Company employees. Consultant has no power or authority to act for, represent, or bind the Company.

     7. Term. This Agreement shall commence on the date first written above and shall terminate on the one-year anniversary of such date, unless earlier terminated by either party pursuant to the terms hereof. The Agreement may be renewed for an additional one-year term upon mutual written agreement of the parties hereto.

     8. Termination. Either party may terminate this Agreement at any time upon thirty (30) business days' notice. In the event that this Agreement is terminated by either party prior to the end of the one-year term the Consultant shall be entitled to reimbursement of expenses as provided in paragraphs 2 and 3 through the date of termination. Termination of this Agreement shall not affect the rights of the Consultant under the Warrant.

     9. Assignment. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     10. Notices. All notices and other official communications under this Agreement shall be in writing and deemed sufficiently given if delivered personally or mailed by first class mail postage prepaid to (if to the Company):
CRITICARE SYSTEMS, INC., 20925 Crossroads Circle, Waukesha WI, 53186, Attention:
Gerhard J. Von der Ruhr, Chairman of the Board or to such other address as the Company may from time to time designate in writing; and (if to Consultant):
C.C.R.I. Corporation, 3104 East Camelback Road, #539, Phoenix, AZ 85016,
Attention: Malcolm McGuire, or to such other

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address as Consultant may from time to time designate in writing. Notices shall be effective upon delivery if delivered personally, and on the third business day after mailing if mailed.

     11. Severability. In the event any one or more of the provisions of this Agreement is determined to be invalid illegal or unenforceable the remaining provisions of the Agreement shall remain in full force and effect unless the removal the provisions of the Agreement so nullified would render meaningless either party's performance hereunder.

     12. Headings. The heading used in this Agreement are for the convenience of the parties only and shall not in any way limit or affect the meaning or interpretation of any of the terms.

     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter embraced hereunder including the Warrant Agreement and except as expressly incorporated herein, supersedes all prior agreements promises, proposal representations understandings and negotiations whether written or oral between the parties. No modifications amendment supplements to or waivers of this Agreement or any of the terms or conditions hereof shall be binding upon the parties or of any effect unless made in writing and duly signed by both parties. In the event of an conflict between this Agreement and any Warrant Agreement entered into by and between the parties, this Agreement shall control.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to the principles of Laws.

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                  Accepted by:

C.C.R.I. Corporation                            CRITICARE SYSTEMS, INC.

By:  /s/ Malcolm McGuire                        By:  /s/ Gerhard J. Von der Ruhr
    -----------------------------                  -----------------------------
        Malcolm McGuire President                        Gerhard J. Von der Ruhr
                                                          Chairman of the Board

Date:  February 13, 1998                        Date:  February 13, 1998


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                                                                    Appendix A

                                                              150,000 Warrants

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT,
(II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                             CRITICARE SYSTEMS, INC.

                          CONSULTANT WARRANT AGREEMENT


     THIS AGREEMENT is made and entered into as of this 13th day of February 1998 by and between CRITICARE SYSTEMS, INC. (the "Company") and C.C.R.I. CORPORATION ( the "Consultant") (together, the "Parties").

                                    RECITALS

     A. As of February 13, 1998, the Company and the Consultant entered into a Consulting Agreement under which the Consultant received warrants to purchase common stock of the Company ( Common Stock ).

     B. The Consulting Agreement provides for the issuance to Consultant of warrants to purchase 150,000 shares of the common stock of the Company exercisable at a price of $3.00 per share.

     C. The Company has agreed to issue and the Consultant is desirous of obtaining the warrants on the terms and conditions herein contained.

     IT IS THEREFORE agreed by and between the parties for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

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     1.  The Company hereby confirms and acknowledges that it has granted to the
Consultant on February 13, 1998, warrants to purchase 150,000 shares of Common Stock (the "Warrant") upon the terms and conditions herein set forth subject to the terms and conditions of the Consulting Agreement. The Warrant shall have a 5 year life and is granted as compensation for services.

     2. The purchase price of the shares of Common Stock which may be purchased pursuant to the Warrant is $3.00 per share. The bid price at the time our discussions were initiated.

     3. The Warrant shall continue for five years after the date of grant set forth in paragraph I, unless sooner terminated or modified under the provisions of this Agreement or the Consulting Agreement and shall automatically expire at midnight on the fifth anniversary of such date.

     4. The Warrant shall vest in four separate increments exercisable at $3.00 per share upon the occurrence of certain conditions set forth below:

         a. The Warrant shall become exercisable as to 30,000 shares upon execution and delivery of this Warrant Agreement.

         b. The second increment of 40,000 shares shall vest and become exercisable on June 13, 1998 if on or before said date the closing price of the stock has been $5.00 or above for 7 out of 10 trading days.

         c. The third increment of 40,000 shares shall vest and become exercisable on October 13, 1998 if on or before said date the closing price of the Common Stock has been $7.00 per share or higher for 7 out of 10 trading days.

         d. The fourth and final 40,000 shares shall vest and become exercisable on February 13 1999, if on or before such date, the closing price of the Common Stock has been $9.00 per share or higher for 7 out of 10 trading days.

         e. In the event the company should be acquired by another entity prior to the conclusion of this contract all price targets reached by virtue of that acquisition would be automatically vested.

         In the event that any of the three stock performance parameters set forth above for a specific period is not met for such period, but in a subsequent period the stock performance parameters such subsequent period is met, then, in addition to the shares which would otherwise be exercisable for such subsequent period pursuant to the terms hereof with respect to that performance parameter, any shares which have not vested for a prior period of periods shall also become exercisable on such

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subsequent period vesting date. Warrant shares which have not vested as of
February 13, 1999 in accordance with these terms shall not be exercisable and this Warrant shall terminate as to such unvested shares after February 13, 1999.

     5. The shares of Common Stock issuable upon exercise of the Warrant shall be included in a Registration Statement which shall be filed with the Securities and Exchange Commission to permit Consultant's public resale of any shares obtained upon exercise of the Warrant. The Company agrees to cause such Registration Statement to be filed within 10 days of the date of signing and delivery of this Warrant Agreement and to use reasonable efforts to cause such registration statement to become effective as soon as reasonably possible thereafter. The Company agrees to bear the reasonable costs and expenses of such registration and the costs and expenses of obtaining the registration or qualification of the shares issuable upon exercise of the Warrant in one state of Consultant's choice.

     6. Subject to the terms of paragraph 8 hereof, this Warrant shall be transferable upon surrender of this Warrant Agreement with the form of assignment attached hereto duly executed by Consultant to the Company at its office in the State of Wisconsin. Upon such surrender, the Company shall cause a Warrant Certificate containing terms identical to those of this Warrant Agreement, to be issued in the name of the transferee or transferees. If this Warrant Agreement is assigned in respect of less than all the shares covered hereby Consultant shall be entitled to receive a new Warrant Agreement covering the number of shares not so assigned.

     7. Subject to the vesting requirements of paragraph 4 above the Warrant may be exercised in whole or in part by delivering to the Company written notice of exercise on the Purchase Form included herein together with payment in full for the shares being purchased upon such exercise. The Company will upon receipt of said notice and payment issue or cause to be issued to the Consultant a stock certificate for the number of shares purchased hereby.

     8. The consultant represents and agrees that: (i) the Warrant shall not be exercisable unless the purchase of Warrant shares upon the exercise of the Warrant is pursuant to an applicable effective registration statement under the Securities Act of 1933 (the "Act"), or unless in the opinion of counsel for the Company the proposed purchase of such Warrant shares would be exempt from the registration requirements of the Act and from the qualification requirements of any state securities law; (ii) upon exercise of the Warrant it will acquire the Warrant

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shares for its own account for investment and not with any intent or view to any distribution, resale or other disposition of the Warrant shares except as permitted hereby; (iii) it will not sell or transfer the Warrant shares unless they are registered under the Act. The Company may require as a condition of the exercise of the Warrant that the consultant sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

     9. In case the Company shall at any time subdivide (by way of a stock split or stock dividend) or combine the outstanding shares of Common Sock the exercise price shall be forthwith proportionately decreased (in the case of subdivision) or increased (in the case of combination) and the number of shares of Common Stock deliverable upon the exercise of this Warrant shall be proportionately adjusted.

     10. The Consultant shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Warrant until such shares are issued to the Consultant.

     11. THIS AGREEMENT IS ENTERED INTO AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF Wisconsin.

     12. The terms and conditions contained in Consulting Agreement, and as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference as if the same were set forth herein in full and all provisions of the Warrant are made subject to any and all terms of the Consulting Agreement.

     13. Any notice to be given under the terms of this Agreement shall given in accordance with Section 10 of the Consulting Agreement.

     IN WITNESS WHEREOF the parties have executed and delivered this Consultant Warrant Agreement as of the date first above mentioned.


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                                  CRITICARE SYSTEMS, INC.


                                  By:  /s/ Gerhard J. Von der Ruhr
                                       ---------------------------------
                                           Gerhard J. Von der Ruhr,
                                            Chairman of the Board

                                  C.C.R.I. CORPORATION


                                  By:  /s/ Malcolm McGuire
                                       ---------------------------------
                                       Malcolm McGuire, President
                                  Address:

                                  3104 East Camelback Road, Suite 539
                                  Phoenix, Arizona 85016


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